SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 19, 2008

WORLD ACCEPTANCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street
Greenville, South Carolina 29607
(Address of Principal Executive Offices)
(Zip Code)

(864) 298-9800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 19, 2008, Javier Sauza has been appointed as the Company’s Senior Vice President -Mexico.

Mr. Sauza, age 53, has served as Vice President - Mexico of the Company since April 2005. Prior to joining the Company, he served as president of Border Consulting Group from July  2004 to March 2005; Senior Manager of KPMG and BearingPoint Consulting from January 2000 to June 2004; Partner of Atlanta Consulting Group from February 1998 to January 2000.

Effective May 19, 2008, Darrell Whitaker has been appointed as a Director of the Company’s Board of Directors. He will also serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors. Mr. Whitaker currently serves as the President and Chief Operating Officer of IMI Resort Holdings, Inc. IMI is the leader in the sale and marketing of luxury resort real estate, with projects currently in the US, Caribbean Islands, Mexico and Costa Rica. Before joining IMI in January of 2004, Mr. Whitaker served as the Chief Operating Officer and VP of Finance and Corporate Secretary of The Cliffs Communities, Inc., a developer of high end resort communities. He joined the Cliffs Communities, Inc. in July 1998 as Chief Financial Officer, a position he held until becoming COO in August 2001. In addition, he has held executive management positions with leading corporations such as Ryan’s Family Steak Houses, Inc. from the hospitality industry, Baby Superstores, Inc. from the retail industry and Food Lion, Inc. from the supermarket industry.

On May 19, 2008, the Company granted 10,000 shares of restricted stock (which are equity classified), with a grant date fair value of $43.67 per share, to its independent directors, including Mr. Whitaker. One-half of the restricted stock vested immediately and the other half will vest on the first anniversary of grant.

Item 8.01. Other Events.

On May 19, 2008, the Board of Directors authorized the Company to repurchase up to $10 million of the Company’s common stock. This repurchase authorization follows, and is in addition to, a similar repurchase authorization of $10 million announced February 12, 2008. After taking into account all shares repurchased through May 19, 2008, the Company has $11.0 million in aggregate remaining repurchase capacity under all of the Company’s outstanding repurchase authorizations. The timing and actual number of shares repurchased will depend on a variety of factors, including the stock price, corporate and regulatory requirements and other market and economic conditions. The Company’s stock repurchase program may be suspended or discontinued at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Acceptance Corporation

Date: May 21, 2008	By:	/s/ Kelly M. Malson
Kelly M. Malson, Vice President and Chief Financial Officer